UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

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AIR WATER INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	000-30405	860887822
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

407 Lincoln Road, Suite 304,

 Miami Beach, FL 33139

(Address of Principal Executive Office) (Zip Code)

305-672-6344

(Registrant’s telephone number, including area code)

UNIVERSAL COMMUNICATION SYSTEMS, INC.

407 Lincoln Road, Suite 12F

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 26, 2008, the Registrant received a Notice of Default from Montgomery Equity Partners, Ltd., a holder of Secured Convertible Promissory Notes of the Registrant. Such notes are dated February 27, 2006 and October 16, 2006 and bear an interest rate of 9%. Pursuant to the terms of default, the notes bear a default interest rate of 15%. The Notice of Default sites failure to make payment of the Notes on the maturity date and failure of the Registrant to be quoted or listed on the OTC Bulletin Board or any other Principal Market. Montgomery Equity Partners, Ltd. has made demand for the full amount of the Notes, together with any accrued interest and other amounts due and owing. The total outstanding principal on the Notes is $1,445,784. Accrued interest and other amounts is estimated at $200,000. Subsequent to the Notice of Default, Montgomery Equity Partners, Ltd., through its representative Yorkville Advisors, has indicated a willingness to discuss “forbearance” and negotiations are continuing for an amicable resolution of these matters. However, there can be no assurances that the discussions will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Air Water International Corporation

By:	/s/ MICHAEL ZWEBNER
Michael Zwebner Chairman

Date: April 17, 2008